                                                  Exhibit 25


    ___________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549
                         _________________________

                                 FORM  T-1

                         STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF
                A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                ___________________________________________
            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
             A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                 ________________________________________

                         THE CHASE MANHATTAN BANK
            (Exact name of trustee as specified in its charter)

New York                                              13-4994650
(State of incorporation                           (I.R.S. employer
if not a national bank)                           identification No.)

270 Park Avenue
New York, New York                                                10017
(Address of principal executive offices)                        (Zip Code)

                            William H. McDavid
                              General Counsel
                              270 Park Avenue
                         New York, New York 10017
                           Tel:  (212) 270-2611
         (Name, address and telephone number of agent for service)
               _____________________________________________
                          CMS ENERGY CORPORATION
            (Exact name of obligor as specified in its charter)



Michigan                                                   38-2726431
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification No.)


330 Town Center Drive
Dearborn, Michigan                                                48126
(Address of principal executive offices)                        (Zip Code)


          _______________________________________________________
                       General Term Notes, Series D
                      (Title of Indenture securities)
   _____________________________________________________________________

                                  GENERAL

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System,
              Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C.,
              20429.


          (b) Whether it is authorized to exercise corporate trust powers.

              Yes.


ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

ITEM 16.  LIST OF EXHIBITS

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

                                 SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30th day of July, 1997.

                                   THE CHASE MANHATTAN BANK


                                   By  /s/James P. Freeman
                                       _________________________________
                                       James P. Freeman
                                        Assistant Vice President

                           Exhibit 7 to Form T-1


                             Bank Call Notice

                          RESERVE DISTRICT NO. 2
                    CONSOLIDATED REPORT OF CONDITION OF

                         The Chase Manhattan Bank
               of 270 Park Avenue, New York, New York 10017
                  and Foreign and Domestic Subsidiaries,
                  a member of the Federal Reserve System,

                at the close of business June 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                                          DOLLAR AMOUNTS
                  ASSETS                                  IN MILLIONS


Cash and balances due from depository
  institutions:
       Noninterest-bearing balances and
    currency and coin . . . . . . . . . . . . . . . . .        $ 11,721
    Interest-bearing balances . . . . . . . . . . . . .           3,473
Securities: . . . . . . . . . . . . . . . . . . . . . .
Held to maturity securities . . . . . . . . . . . . . .           2,965
Available for sale securities . . . . . . . . . . . . .          35,903
Federal Funds sold and securities purchased under
    agreements to resell. . . . . . . . . . . . . . . .          24,025
Loans and lease financing receivables:
    Loans and leases, net of unearned income  $123,957
    Less: Allowance for loan and lease losses    2,853
    Less: Allocated transfer risk reserve ...       13
                                              ________
    Loans and leases, net of unearned income,
    allowance, and reserve. . . . . . . . . . . . . . .         121,091
    Trading Assets. . . . . . . . . . . . . . . . . . .          54,340
Premises and fixed assets (including capitalized
    leases) . . . . . . . . . . . . . . . . . . . . . .           2,875
Other real estate owned . . . . . . . . . . . . . . . .             302
Investments in unconsolidated subsidiaries and
    associated companies. . . . . . . . . . . . . . . .             139
Customer's liability to this bank on acceptances
    outstanding . . . . . . . . . . . . . . . . . . . .           2,270
Intangible assets . . . . . . . . . . . . . . . . . . .           1,535
Other assets. . . . . . . . . . . . . . . . . . . . . .          10,283

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . .        $270,922
                                                               ________




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                                LIABILITIES
Deposits
     In domestic offices. . . . . . . . . . . . . . . .          $84,776
     Noninterest-bearing. . . $32,492
     Interest-bearing          52,284
                              _______

     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's. . . . . . . . . . . . . . . . . . . . .           69,171
     Noninterest-bearing. . . . . . . . . . . . . . . .          $ 4,181
     Interest-bearing . . . . . . . . . . . . . . . . .           64,990

     Federal funds purchased and securities sold under agree-
     ments to repurchase. . . . . . . . . . . . . . . .           32,885
     Demand notes issued to the U.S. Treasury . . . . .            1,000
     Trading liabilities. . . . . . . . . . . . . . . .           42,538

Other Borrowed money (including mortgage indebtedness
     and obligations under capitalized leases):
     With a remaining maturity of one year or less. . .            4,431
     With a remaining maturity of more than one year. .              466
Bank's liability on acceptances executed and
     outstanding. . . . . . . . . . . . . . . . . . . .            2,270
Subordinated notes and debentures . . . . . . . . . . .            5,911
Other liabilities . . . . . . . . . . . . . . . . . . .           11,575

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . .          255,023
                                                                 _______

                              EQUITY CAPITAL
     Perpetual Preferred stock and related surplus. . .                0
     Common stock . . . . . . . . . . . . . . . . . . .            1,211
     Surplus (exclude all surplus related to
     preferred stock) . . . . . . . . . . . . . . . . .           10,283
     Undivided profits and capital reserves . . . . . .            4,941
     Net unrealized holding gains (Losses)
     on available-for-sale securities . . . . . . . . .            (552)
     Cumulative foreign currency translation
     adjustments. . . . . . . . . . . . . . . . . . . .               16

TOTAL EQUITY CAPITAL. . . . . . . . . . . . . . . . . .           15,899
                                                                ========

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL . . . . . . . . . . . . .         $270,922
                                                                ========
I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                 JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                              WALTER V. SHIPLEY        )
                              THOMAS G. LABRECQUE      )  DIRECTORS
                              WILLIAM B. HARRISON, JR. )